SCHEDULE 14A
                                 (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

Filed by the Registrant [X]

FILED BY THE PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential for use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           PEASE OIL AND GAS COMPANY
                (Name of Registrant as Specified in its Charter)

                           PEASE OIL AND GAS COMPANY
                   (Name of Person(s) Filing Proxy Statement)

               Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2) or
    Item  22(a)(2)  of  Schedule  14A.
[ ] $500 per each  party to the  controversy pursuant to Exchange Act
    Rule  14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which the transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                                  COMMON STOCK

                                      PROXY

                            PEASE OIL AND GAS COMPANY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 10, 1996

     The undersigned hereby constitute(s) and appoint(s) Willard H. Pease, Jr. and Patrick J. Duncan, and each of them the true and lawful attorneys and proxies ("Proxies") of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of Common Stock of Pease Oil and Gas Company (the "Company") at the Annual Meeting of Stockholders to be held at the Ramada Inn, 2790 Crossroads Boulevard, Grand Junction, Colorado, 81506, on Saturday, August 10, 1996, at 10:00 a.m., Mountain Daylight Time, and at any and all adjournments thereof, for the following purposes:

     (1) Election of Directors

     [ ] FOR all Class C director nominees listed below (except as marked to the contrary below)

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
BELOW.
                      WILLARD H. PEASE, JR.
                      WILLIAM F. WARNICK

     (2) To amend Section 6.1, Automatic Conversion, and Section 6.2, Optional Conversion, of the Company's Certificate of Designation of Series A Cumulative Convertible Preferred Stock to read as follows:

                    "6.1 Automatic Conversion. If at any time after the issuance of the Series A Preferred Stock, the last reported sales price for the Company's $.10 par value Common Stock as reported on the NASDAQ System (or the closing price as reported on any national securities exchange on which the Common Stock is then listed), shall, for a period of five (5) consecutive trading days, equal or exceed $2.50 per share, then, effective as of the close of business on the fifth such trading day, all shares of Series A Preferred Stock then outstanding and all accrued and undeclared dividends thereon shall immediately and automatically without further notice be converted into shares of Common Stock and Warrants to purchase Common Stock ("Warrants") with the same effect and the same result as if an optional conversion occurred as described in this Section 6."

                    "6.2 Optional  Conversion.  Each share of Series A Preferred
               Stock and all accrued and undeclared dividends thereon shall be convertible at any time after the initial issuance of the Series A Preferred Stock and prior to the Redemption Date into the number of shares of Common Stock calculated using a price of

               $2.50 per share (the "Common Stock Price") based upon the following formula:

                         (Issue price [$10.00] plus accumulated  undeclared
                    dividends plus undeclared dividends which would otherwise become due at the next Dividend Due Date) divided by the Common Stock Price equals Number of Shares Received Upon Conversion ("Conversion Price")

                    In addition, if such conversion occurs prior to the close of business five years from August 13, 1993, the Effective Date of the Public Offering, the Company shall issue to each holder of Series A Preferred Stock the same number of Warrants to purchase Common Stock upon conversion, without any further payment. Each Warrant will be exercisable to purchase one share of Common Stock at a price, subject to adjustments described therein (hereafter the "Exercise Price") of $5.00 per share through December 31, 1996 and $6.00 per share thereafter for the life of the Warrant, August 13, 1998. If the Preferred Stock has been called for redemption, the conversion right shall terminate at the close of business on the last business day prior to the date fixed for redemption (unless the Company defaults in the payment of the redemption price). The Warrants shall be exercisable and shall have such other terms and conditions as shall be described in a Warrant Agency Agreement relative to the Warrants, between the Company and the Warrant Agent designated therein. The Warrants and the Warrant Agency Agreement shall be substantially in the form filed as an exhibit to the Registration Statement except as may be amended to conform to the terms hereof."

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

     (3) Approval of the Company's 1996 Stock Option Plan.

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

     (4) In their discretion, the Proxies are authorized to vote upon such other business as may lawfully come before the meeting, hereby revoking any Proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE INSTRUCTED ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS (2) AND (3).

     It is understood that this Proxy confers discretionary authority in respect of matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

                                     Dated and Signed:
                                     ___________________________________, 1996

                                     -----------------------------------------

                                     -----------------------------------------
                                     Signature(s) of Stockholder(s)

     Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY TO AMERICAN SECURITIES TRANSFER & TRUST, INC., P.O. BOX 1596, DENVER, COLORADO 80201-9975. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                      PROXY

                            PEASE OIL AND GAS COMPANY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 10, 1996

     The undersigned hereby constitute(s) and appoint(s) Willard H. Pease, Jr. and Patrick J. Duncan, and each of them the true and lawful attorneys and proxies ("Proxies") of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of Series A Cumulative Convertible Preferred Stock of Pease Oil and Gas Company (the "Company") at the Annual Meeting of Stockholders to be held at the Ramada Inn, 2790 Crossroads Boulevard, Grand Junction, Colorado, 81506, on Saturday, August 10, 1996, at 10:00 a.m., Mountain Daylight Time, and at any and all adjournments thereof, for the following purposes:

     (1) ELECTION OF DIRECTORS [VOTE FOR TWO]:

     FOR each Series A Preferred director nominee checked in the list below (Vote for two nominees only, marking up to two (2) boxes only.)

               [ ]  JACK A. ALEXANDER
               [ ]  STEVE ANTRY
               [ ]  LEROY W. SMITH
               [ ]  CLEMONS F. WALKER

     (2) To amend Section 6.1, Automatic Conversion, and Section 6.2, Optional Conversion, of the Company's Certificate of Designation of Series A Cumulative Convertible Preferred Stock to read as follows:

                    "6.1 Automatic Conversion. If at any time after the issuance of the Series A Preferred Stock, the last reported sales price for the Company's $.10 par value Common Stock as reported on the NASDAQ System (or the closing price as reported on any national securities exchange on which the Common Stock is then listed), shall, for a period of five (5) consecutive trading days, equal or exceed $2.50 per share, then, effective as of the close of business on the fifth such trading day, all shares of Series A Preferred Stock then outstanding and all accrued and undeclared dividends thereon shall immediately and automatically without further notice be converted into shares of Common Stock and Warrants to purchase Common Stock ("Warrants") with the same effect and the same result as if an optional conversion occurred as described in this Section 6."

                    "6.2 Optional  Conversion.  Each share of Series A Preferred
               Stock and all accrued and undeclared dividends thereon shall be convertible at any time after the initial issuance of the Series A Preferred Stock and prior to the Redemption Date into the number of shares of Common Stock calculated using a price of $2.50 per share (the "Common Stock Price") based upon the following formula:

                         (Issue price [$10.00] plus accumulated  undeclared
                    dividends plus undeclared dividends which would otherwise become due at the next Dividend Due Date) divided by the Common Stock Price equals Number of Shares Received Upon Conversion ("Conversion Price")

                    In addition, if such conversion occurs prior to the close of business five years from August 13, 1993, the Effective Date of the Public Offering, the Company shall issue to each holder of Series A Preferred Stock the same number of Warrants to purchase Common Stock upon conversion, without any further payment. Each Warrant will be exercisable to purchase one share of Common Stock at a price, subject to adjustments described therein (hereafter the "Exercise Price") of $5.00 per share through December 31, 1996 and $6.00 per share thereafter for the life of the Warrant, August 13, 1998. If the Preferred Stock has been called for redemption, the conversion right shall terminate at the close of business on the last business day prior to the date fixed for redemption (unless the Company defaults in the payment of the redemption price). The Warrants shall be exercisable and shall have such other terms and conditions as shall be described in a Warrant Agency Agreement relative to the Warrants, between the Company and the Warrant Agent designated therein. The Warrants and the Warrant Agency Agreement shall be substantially in the form filed as an exhibit to the Registration Statement except as may be amended to conform to the terms hereof."

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

     (3) In their discretion, the Proxies are authorized to vote upon such other business as may lawfully come before the meeting, hereby revoking any Proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE INSTRUCTED ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN FAVOR OF PROPOSAL (2) AND TREATED AS AN ABSTENTION FOR PURPOSES OF VOTING ON THE SERIES A PREFERRED STOCK DIRECTORS.

     It is understood that this Proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

                                     Dated and Signed:

                                     ___________________________________, 1996

                                     -----------------------------------------

                                     -----------------------------------------
                                     Signature(s) of Stockholder(s)

     Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY TO AMERICAN SECURITIES TRANSFER & TRUST, INC., P.O. BOX 1596, DENVER, COLORADO 80201-9975. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            PEASE OIL AND GAS COMPANY
                          751 Horizon Court, Suite 203
                         Grand Junction, Colorado 81506
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on August 10, 1996
                               ------------------

To Our Stockholders:

     The Annual Meeting of Stockholders of Pease Oil and Gas Company, a Nevada corporation ("Company"), will be held at the Ramada Inn, 2790 Crossroads Boulevard, Grand Junction, Colorado 81506, on Saturday, August 10, 1996, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

     MATTERS TO BE VOTED UPON BY HOLDERS OF COMMON STOCK

     (1) The election of two Class C directors to serve on the Company's Board of Directors totalling nine directors.

     (2) A proposal to amend the Certificate of Designation of Series A Cumulative Convertible Preferred Stock to change the event which triggers automatic conversion of the Preferred Stock into Common Stock, to lower the price for converting Preferred Stock into Common Stock and Warrants, and to state the exercise price of the Warrants.

     (3)  A proposal to approve the Company's 1996 Stock Option Plan.

     (4) Such other matters as may properly come before the meeting or any adjournment thereof.

     MATTERS TO BE VOTED UPON BY HOLDERS OF PREFERRED STOCK

     (1) The election of two directors to represent the holders of Preferred Stock on the Company's Board of Directors totalling nine directors.

     (2) A proposal to amend the Certificate of Designation of Series A Cumulative Convertible Preferred Stock to change the event which triggers automatic conversion of the Preferred Stock into Common Stock, to lower the price for converting Preferred Stock into Common Stock and Warrants, and to state the exercise price of the Warrants.

     (3) Such other matters as may properly come before the meeting or any adjournment thereof and which may properly be voted upon by the holders of Preferred Stock.

     Only stockholders of record at the close of business on June 14, 1996, are entitled to notice of and to vote at the meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         PATRICK J. DUNCAN
                                         Corporate Secretary

Grand Junction, Colorado
June 21, 1996
- --------------------------------------------------------------------------------

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED WHITE PROXY FOR HOLDERS OF COMMON STOCK OR THE BLUE PROXY FOR HOLDERS OF PREFERRED STOCK AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. IF YOU ARE A HOLDER OF SHARES OF BOTH COMMON STOCK AND PREFERRED STOCK, PLEASE COMPLETE AND RETURN BOTH CARDS. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            PEASE OIL AND GAS COMPANY
                          751 Horizon Court, Suite 203
                         Grand Junction, Colorado 81506

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held August 10, 1996

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Pease Oil and Gas Company ("Company") for use at the Company's Annual Meeting of Stockholders to be held at 10:00 a.m. Mountain Daylight Time, at the Ramada Inn, 2790 Crossroads Boulevard, Grand Junction, Colorado 81506, on Saturday, August 10, 1996, and at any adjournment thereof. It is planned that this Proxy Statement and the accompanying Proxy will be mailed to the Company's stockholders on or about June 21, 1996.

     Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by (i) giving written notice of the revocation to the Company's corporate secretary; (ii) voting in person at the Meeting; or (iii) voting again by submitting a new proxy card. Only the latest dated proxy card, including one which a person may vote in person at the Meeting, will count. If you are a stockholder of both Common Stock and Preferred Stock, you should receive with the Proxy Statement both a White Proxy and a Blue Proxy. You may vote on all matters described herein.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
                      AND SECURITY OWNERSHIP OF MANAGEMENT

     All voting rights, except the special voting rights granted to the holders of Series A Cumulative Convertible Preferred Stock ("Preferred Stock"), are vested exclusively in the holders of the Company's $0.10 par value common stock ("Common Stock") with each share entitled to one vote. Holders of Common Stock are entitled to vote at the Meeting for the election of two Class C directors to the Company's Board of Directors; on a proposal to amend the Certificate of Designation of the Series A Cumulative Convertible Preferred Stock ("Designation") to change the event which triggers the automatic conversion of Preferred Stock into Common Stock and Warrants, to lower the price for converting the Preferred Stock into Common Stock and Warrants, and to state the exercise price of the Warrants; on a proposal to approve the Company's 1996
Stock Option Plan; and on other matters which may properly come before the Meeting. Holders of the Company's outstanding Preferred Stock are entitled to vote at the meeting to elect two directors to represent them on the Company's Board of Directors pursuant to the terms of the Designation; a proposal to amend the Designation to change the event which triggers the automatic conversion of Preferred Stock into Common Stock and Warrants, to lower the price for converting the Preferred Stock into Common Stock and Warrants, and to state the exercise price of the Warrants, and any other matters which may properly come before the Meeting upon which the holders of Preferred Stock may vote. Cumulative voting in the election of directors is not permitted. Each share of Preferred Stock is entitled to one vote. Only stockholders of record at the close of business on June 14, 1996 (the "Record Date"), are entitled to notice of and to vote at the meeting or any adjournments thereof. On June 14, 1996, the Company had 7,218,854 shares of Common Stock and 202,688 shares of Preferred Stock outstanding.

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of the Company's directors and officers, and (iii) all officers and directors as a group:

Name and Address of                        Amount and Nature of
Beneficial Owner                           Beneficial Ownership(1)     Percent of Class
- -------------------                        ----------------------      ----------------


Willard H. Pease, Jr ...................      762,139 Shares (2)             10.1%
P.O. Box 1874
Grand Junction, CO 81502

James C. Ruane .........................      235,644 Shares (3)              3.2%
5010 Market St
San Diego, CA 92102

Patrick J. Duncan ......................      134,531 Shares (4)              1.8%
P.O. Box 1874
Grand Junction, CO 81502

James N. Burkhalter ....................      130,709 Shares (5)              1.8%
P.O. Box 1874
Loveland, CO 80537

William F. Warnick .....................      47,508 Shares (6)               0.7%
2022 Broadway
Lubbock, TX 79401

Robert V. Timlin .......................      37,095 Shares (7)               0.5%
1989 South Balsam
Lakewood, CO 80277

Homer C. Osborne .......................      22,342 Shares (8)               0.3%
1200 Preston Road #900
Dallas, TX 75230

  All Officers and Directors ...........      1,369,968 Shares (9)           17.1%
  as a group (seven persons)

Chester LF Paulson & ...................      523,750 Shares(10)              7.1%
 Jacqueline M. Paulson JTWROS
811 SW Front Avenue
Suite 200
Portland, OR 97204-3376

Beta Capital Group, Inc. ...............      1,000,000 Shares(11)           12.2%
901 Dove Drive, Suite 230
Newport Beach, CA 92660
                                      - 2 -

- -----------------------

(1) Beneficial owners listed have sole voting and investment power with respect to the shares unless otherwise indicated.

(2) Includes 61,173 shares that are owned directly by Mr. Pease, over which shares Mr. Pease has sole voting and investment power, 364,966 shares are owned by entities affiliated with Mr. Pease over which shares Mr. Pease has sole voting and investment power, 148,500 shares underlying presently exercisable options owned by Mr. Pease, 101,500 shares underlying presently exercisable warrants owned by Mr. Pease, and 26,000 and 60,000 shares, respectively, underlying two convertible promissory notes owned by Mr. Pease.

(3) Includes 4,560 shares held by Mr. Ruane as trustee for two trusts, over which shares Mr. Ruane may be deemed to have shared voting and investment power, 11,250 shares underlying convertible preferred stock, 44,584 shares underlying presently exercisable warrants to purchase common stock and 56,675 shares underlying presently exercisable options.

(4) Includes 3,281 shares underlying presently exercisable warrants and 105,000 shares underlying presently exercisable options.

(5)  Includes 115,000 shares underlying presently exercisable options.

(6)  Includes 32,675 shares underlying presently exercisable options.

(7)  Includes 32,675 shares underlying presently exercisable options.

(8)  Includes 17,975 shares underlying presently exercisable options.

(9) Includes 508,500 shares underlying presently exercisable options, 149,365 shares underlying presently exercisable warrants, 11,250 shares underlying convertible preferred stock, and 86,000 shares underlying convertible notes.

(10) Includes 178,480 shares underlying presently exercisable warrants.

(11) Represents  1,000,000 shares  underlying  presently  exercisable  warrants.
     Currently, Lisa Antry, a 50% owner of Beta Capital Group, Inc., exercises sole voting and dispositive power with respect to the warrants.

     The following table sets forth certain information regarding the ownership of the Company's Preferred Stock by (i) each person who is known to the Company to own beneficially more than five percent (5%) of the outstanding Preferred Stock with the address of each such person, (ii) each of the Company's officers and directors, and (iii) all officers and directors as a group.


Name and Address of                                  Amount and Nature of    Percent
Beneficial Owner                                     Beneficial Ownership    of Class
- -------------------                                  --------------------    --------


James C. Ruane ......................................         4,000           1.9%
5010 Market Street
San Diego, CA 92102

All Officers and Directors as a group ...............         4,000           1.9%
(seven persons)

Bob Gilman ..........................................        15,000           7.3%
505 Tadmore Court
Schaumburg, IL 60194


                         ACTIONS TO BE TAKEN AT MEETING

     The meeting is called by the Board of Directors to consider and act upon the following matters:

Action To Be Taken By The Holders of Common Stock

     (1) The election of two Class C directors to serve on the Board of Directors;

     (2) A proposal to amend the Certificate of Designation of Series A Cumulative Convertible Preferred Stock to change the event which triggers automatic conversion of the Preferred Stock into Common Stock, to lower the price for converting Preferred Stock into Common Stock and Warrants and to state the exercise price of the Warrants;

     (3)  Approval of the Company's 1996 Stock Option Plan; and

     (4) Such other matters as may properly come before the meeting or any adjournment thereof.

     To vote on these matters, please mark, sign and date the WHITE Proxy and return it in the enclosed envelope.

Action To Be Taken By The Holders of Preferred Stock

     (1) The election of two additional directors to represent the holders of Preferred Stock of the Company on the Company's Board of Directors;

     (2) A proposal to amend the Certificate of Designation of Series A Cumulative Convertible Preferred Stock to change the event which triggers automatic conversion of the Preferred Stock into Common Stock, to lower the price for converting Preferred Stock into Common Stock and Warrants, and to state the exercise price of the Warrants; and

     (3) Such other matters as may properly come before the meeting or any adjournment thereof and which may properly be voted on by the holders of Preferred Stock.

     To vote on these matters, please mark, sign and date the BLUE Proxy and return it in the enclosed envelope. If you hold both Common and Preferred Stock, please return BOTH proxies in the enclosed envelopes.

     The holders of a majority of the outstanding shares of the Company, including both Common Stock and Preferred Stock taken together, present at the meeting in person or represented by proxy, shall constitute a quorum. Directors shall be elected by a plurality of the vote with respect to each class of stock voting, i.e., the candidates for each class of stock receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors. The proposal to amend the Certificate of Designation requires the approval of the majority of the outstanding shares of Common Stock AND two-thirds of the outstanding shares of Preferred Stock. The proposal to adopt the Company's 1996 Stock Option Plan requires the approval of a majority of the shares of Common Stock present or represented by proxy at the Meeting. The holders of Preferred Stock do not have the right to vote on the Stock Option Plan. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on non-routine matters. Accordingly, brokers will not vote on the proposals to amend the Certificate of Designation or the Stock Option Plan. The absence of votes on non-routine matters are "broker non-votes". Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. There are no dissenters' rights applicable to the election of directors. Abstentions and broker non-votes on proposals other than the election of directors will be counted as present for purposes of establishing a quorum AND will have the effect of a vote against the proposals.

     Matters to be voted on by stockholders are set forth below. EACH PROPOSAL IS MARKED TO INDICATE WHICH OR BOTH CLASSES OF STOCKHOLDERS ARE ENTITLED TO VOTE ON THE PROPOSAL. PLEASE REVIEW EACH PROPOSAL CAREFULLY TO DETERMINE WHICH PROPOSALS REQUIRE THE VOTE OF THE HOLDERS OF COMMON STOCK AND WHICH PROPOSALS REQUIRE THE VOTE OF THE HOLDERS OF PREFERRED STOCK.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

COMMON STOCK AND PREFERRED STOCK BOTH VOTE

     The number of directors on the Company's Board of Directors has been established by the Bylaws of the Company and by resolution of the Board of

Directors as seven directors in three classes which have been elected by the holders of Common Stock. However, because certain Company events have triggered the right of the holders of Preferred Stock to elect two directors, the number of directors on the Board will be nine following the Meeting. Accordingly, holders of both Common and Preferred Stock will elect directors at this Meeting. With respect to the three classes of directors elected by the holders of Common Stock, the terms of the Class A directors expire in 1998, the terms of the Class B directors expire in 1999 and the terms of the Class C directors expire at this meeting. Each director is elected for a term of three years, with the result that each year the holders of Common Stock will elect one class of directors. There currently are no directors representing the Preferred Stock on the Board. Directors elected by the holders of Preferred Stock will serve a term as set forth below. See "Directors--Preferred Stock."

DIRECTORS--COMMON STOCK

     Unless otherwise directed, the persons named as Proxies on the WHITE enclosed form of Proxy will vote the shares of Common Stock represented by such Proxy FOR the election of the two nominees for directors named below. The holders of the shares of Preferred Stock will NOT vote on the following two nominees. If, at the time of the meeting, either of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, the Class C directors will hold office until the annual meeting of stockholders to be held in 1999. The nominees for directors, each of whom has consented to serve if elected, are as follows:



                            Director
Name of Nominee              Since     Age      Principal Occupation for Last Five Years
- ---------------             --------   ---      ----------------------------------------


Willard H. Pease, Jr. ....... 1988     36       Chairman    of    the    Board, President  and  Chief  Exec-
 (Class C Director)                             utive   Officer   of   the    Company    since  August 1990.
                                                From 1983 to 1990,  Mr. Pease was executive  Vice  President and Chief  Operating  Officer of the  Company.  Mr. Pease is
                                                responsible for corporate  finance for the Company,  manages the day-to-day  operations of the Company and is principally responsible  for the Company's oil and gas  exploration  and production  activities.  He  has  worked  in the  oil  field business for over 16 years and has received a B.A. degree in
                                                Management with additional educational focus in geology from
                                                Mesa State College in 1983.

William F. Warnick .......... 1988     49       Mr. Warnick is an attorney practicing in Lubbock, Texas.  He
 (Class C Director)                             received his B.A. degree  in finance from Texas Tech Univer-
                                                sity and his J.D.  degree  from the  University  of Texas in
                                                1971. Mr.  Warnick  serves as the Texas  Attorney  General's appointee to the Texas School Board Land Commission and is a member of the American,  Texas and Lubbock Bar Associations.
                                                He is an oil and gas  investor  and  has  served in  various management  positions  of  private  independent  oil and gas companies.

     THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE IN FAVOR OF ELECTION OF THE TWO
(2) NOMINEES LISTED ABOVE. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY TO VOTE FOR YOUR CHOICE OF NOMINEES. ONLY YOUR LATEST DATED PROXY COUNTS.

Directors--Preferred Stock

     The shares of Preferred Stock normally have no voting rights except those required by law or as set forth in the Certificate filed by the Company with respect to the rights and preferences of the Preferred Stock.

     Section 4.2 of the Certificate provides that whenever dividends from the Preferred Stock have not been paid in an amount equal to at least six quarterly dividends, the holders of the Preferred Stock shall have the right to elect two additional directors to the Company's Board of Directors. Because the Company has not paid the last six quarterly dividends on the Preferred Stock, the holders of Preferred Stock have the right to elect two directors to the Company's Board of Directors.

     The nominees for directors to be elected by the holders of Preferred Stock, each of whom has consented to serve if elected, are as follows. Only two directors will be elected from the following persons. The holders of shares of Common Stock will NOT vote on the following two nominees.

                                    Principal Occupation For
Name of Nominee          Age        The Last Five Years
- ---------------          ---        ------------------------

Jack A. Alexander         63        Mr. Alexander has been  associated with  the
                                    securities  and  investment  industry  since
                                    1959.  He  founded  in 1974  and  served  as
                                    President  and Chief  Executive  Officer  of
                                    First  Affiliated  Securities  of San  Diego
                                    which  was   acquired  by   American   First
                                    Corporation,  a  publicly-held  company,  in
                                    1982. After the  acquisition,  Mr. Alexander
                                    became   Senior   Vice   President   of  the
                                    financial services group and a member of the
                                    board of directors  until 1986.  Since 1986,
                                    Mr.  Alexander has served as general partner
                                    of 27 oil and gas limited  partnerships  and
                                    has owned and served as  President of United
                                    Investment   Bankers,   Inc.,  a  management
                                    consulting   firm   which   specializes   in
                                    corporate  finance  and  investment  banking
                                    services to owners and managers of large and
                                    small  businesses.  He  was  a  director  of
                                    Paulson  Investments   Company,   Inc.  from
                                    December 1991 to November  1995. He has been
                                    a   director   of   Argent   Securities,   a
                                    publicly-held  company, since November 1995.
                                    Mr.  Alexander  attended the  University  of
                                    Texas  School of Business  from 1949 to 1951
                                    and graduated from the New York Institute of
                                    Finance in 1960. He is the beneficial  owner
                                    of 6,000 shares of the  Company's  Preferred
                                    Stock   (less  than  five   percent  of  the
                                    outstanding shares of Preferred Stock).

Steve Antry               40        Founder and President of Beta Capital Group,
                                    Inc., a financial consulting firm located in
                                    Newport Beach, California.  Beta specializes
                                    in   emerging   oil  and   gas   exploration
                                    companies  that have both capital  needs and
                                    market   support   requirements.   Prior  to
                                    forming  Beta,  Mr.  Antry was an officer of
                                    Benton Oil & Gas  Company  from 1989 to 1992
                                    and a Marketing  Director for Swift Energy's
                                    income funds from 1987 to 1989. Mr. Antry is
                                    a  registered   representative  with  Signal
                                    Securities,  Inc. and has B.B.A.  and M.B.A.
                                    degrees from Texas Christian University. Mr.
                                    Antry owns or is beneficial owner of 100 shares of the Company's Preferred Stock.

                                    Principal Occupation For
Name of Nominee          Age        The Last Five Years
- ---------------          ---        ------------------------

LeRoy Smith               67         Mr.   Smith  from  1956  through  1994  was
                                     President  and owner of Doctors'  Financial
                                     Management   Co.,  Inc.,  with  offices  in
                                     Burbank and Santa Ana, California, which provided accounting and business management services for professionals. Since 1994 Mr.
                                     Smith has served as trustee and managed three retirement trusts with total market value of approximately $5.5 million. Mr.
                                     Smith is also an Enrolled Agent before the Internal Revenue Service. Mr. Smith owns or is beneficial owner of 2,000 shares of the Company's Preferred Stock.

Clemons F. Walker         57         Mr.   Walker   has  been   employed   as  a
                                     stockbroker  since 1978.  Between  1978 and
                                     August  1985 Mr.  Walker  worked for Wilson
                                     Davis   in   Las   Vegas,    Nevada    when
                                     Presidential Brokerage purchased the Wilson
                                     Davis  office  in  Las  Vegas  and  he  has
                                     continued to work for the surviving entity.
                                     During that time Mr. Walker has focused his
                                     efforts in investment banking by supporting
                                     small-  cap   companies   through   private
                                     placements,   public  offerings  and  other
                                     capital raising efforts. During his career,
                                     Mr.   Walker   has   organized,    advised,
                                     facilitated,   sold  and   participated  in
                                     numerous debt and equity transactions (both
                                     public  and   private)   in  a  variety  of
                                     industries,   including  the  oil  and  gas
                                     industry.    Mr.   Walker   has   extensive
                                     knowledge in the financial and  operational
                                     matters of a small-cap  oil and gas company
                                     that has been derived from his  significant
                                     direct investments in oil and gas companies
                                     and   participation   as  an   investor  in
                                     drilling oil and gas wells since 1978.  Mr.
                                     Walker  has a  bachelor  of arts  degree in
                                     Business  Administration from Brigham Young
                                     University with a concentration in Finance.
                                     Mr. Walker owns or is  beneficial  owner of
                                     100  shares  of  the  Company's   Preferred
                                     Stock.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION IN FAVOR OR AGAINST THE ELECTION OF THE NOMINEES LISTED ABOVE. PLEASE VOTE FOR UP TO TWO NOMINEES BY MARKING, SIGNING AND DATING THE ENCLOSED BLUE PROXY TO VOTE FOR YOUR CHOICE OF NOMINEES. ONLY YOUR LATEST DATED PROXY COUNTS.

     If no direction is given on the Proxy with respect to voting for the Preferred Stock nominees for director, the persons named in the enclosed form of Proxy will not vote the shares represented by such Proxy, but rather shall abstain from voting on the nominees. Any such abstention will not count against any nominee because directors are elected by a plurality, i.e., the two persons receiving the most votes will be elected without regard to abstentions. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason and there are less than two nominees, which event is not expected to occur, the persons entitled to vote the Proxy will vote any proxies so marked for the remaining nominee. The Certificate provides that the Board of Directors may then appoint a second director. The directors elected from the nominees above or appointed will hold office until all past dividends have been paid, or until re-elected or replaced at the next annual meeting of the Company's stockholders, and at each annual meeting thereafter, until their successors have been elected and qualified or until the past due dividends on the Preferred Stock have been paid.

     Information concerning the other directors of the Company whose terms extend beyond this Meeting is as follows.

                            Director            Principal Occupation
Name of Nominee              Since     Age      for Last Five Years
- ----------------            --------   ---      ---------------------


Robert V. Timlin ............ 1981     65       Mr.  Timlin  is  self-employed  as  a  consulting  petroleum
(Class A Director)                              engineer.  He has been involved  in the oil and gas industry for over 30 years and has  served in a  managerial  capacity with several companies,  including HMT Management, Inc., and oil and gas management  firm,  from 1983 to 1988; T&M Casing
                                                Service,  Inc. from 1975 until 1983; Dowell,  Studer,  Inc., and Husky Oil Com- pany. Mr. Timlin received his B.S. degree from the University of Wyoming in 1957.

James N. Burkhalter ......... 1993     60       Mr. Burkhalter became Vice President of Engineering and Pro-
(Class A Director)                              uction for the Company in August 1993.  Prior to joining the
                                                Company,  he was  the  owner  and  President  of  Burkhalter
                                                Engineering,  which he formed  in 1975.  Mr.  Burkhalter  is
                                                responsible  for  the  Company's  engineering,   production,
                                                environmental  compliance and gas plant  operations.  He has been  Chairman of the  Colorado  Board of  Registration  for
                                                Professional  Engineers and Surveyors,  serving eight years.
                                                From 1959 to 1975 Mr.  Burkhalter worked for Amoco and Rocky
                                                Mountain Natural Gas as a Petroleum Engineer.  He received a
                                                B.S. degree in petroleum engineering from Colorado School of
                                                Mines in 1959.

Patrick J. Duncan ........... 1995     33       Mr.  Duncan   has   been   the  Company's  Chief   Financial
(Class A Director)                              Officer   since   September  1994,  the Company's  Corporate
                                                Secretary  since April  1995,  and the  Company's  Treasurer since  March 1996.  Mr.  Duncan is  responsible  for all the
                                                financial,   accounting  and  administrative  reporting  and
                                                compliance  obligations  of the Company.  Mr.  Duncan was an
                                                Audit Manager with HEIN + ASSOCIATES,  LLP Certified  Public
                                                Accountants,  from 1991  until  joining  the  Company as the
                                                Company's  Controller  in April 1994.  From 1988 until 1991,
                                                Mr. Duncan was an Audit Su- pervisor with Coopers & Lybrand,
                                                LLP Certified Public Accountants.

James C. Ruane .............. 1980     62       Mr. Ruane  has  been  an  oil  and  gas investor for over 20
(Class B Director)                              years. He has served continually as a member of the Board of
                                                Directors for over 10 years.  Since 1958 Mr. Ruane has owned and  operated  Goodall's  Charter Bus  Service,  Inc., a bus chartering  business  representing  Grey Line in San  Diego,
                                                California.

Homer C. Osborne ............ 1994     67       In September 1967, Mr. Osborne co-founded Garrett Computing
(Class B Director)                              Systems, Inc., a petroleum engineering and  computing  firm.
                                                He was an officer and  director of Garrett  Computing  until
                                                March 1976,  at which time he organized  Osborne Oil Company
                                                as a  wholly-owned  subsidiary   of  Garrett  Computing. Mr.
                                                Osborne  has  operated  Osborne  Oil  Company  as a separate entity since  April  1976. He was appointed by the Company's
                                                Board of Directors effective  April 1,  1994,  to serve as a
                                                Class B director.


     The Company's Board of Directors held 11 meetings during 1995. Five meetings consisted of consent minutes signed by all directors and six were actual meetings at which all directors were present except Mr. William D. Fitch, a former officer and director, and Mr. Warnick, who were not present at one meeting each.

     The Company has an audit committee, consisting of Patrick J. Duncan and Willard H. Pease, Jr., which did not meet in 1995. The functions of the audit committee are to review financial statements, meet with the Company's independent auditors and address accounting matters or questions raised by the auditors.

     The Company has a compensation committee consisting of James C. Ruane, Homer C. Osborne and William F. Warnick, which met once in 1995 at which meeting all members were present. The functions of the compensation committee are to review compensation of officers and employees and administer and award options under all stock option plans of the Company.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of stockholders. Each executive officer of the Company holds office until his successor is duly elected and qualified, his death or resignation or his removal in the manner provided by the Company's Bylaws.

     There are no family relationships between any of the directors and executive officers.

     There was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file.

     The following disclosure is based solely upon a review of the Forms 3 and 4 and any amendments thereto furnished to the Company during the Company's fiscal year ended December 31, 1995, and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required to be filed by such persons. Based on this review the following persons who were directors, officers and beneficial owners of more than 10% of the Company's outstanding Common Stock during such fiscal year filed late reports on Forms 3 and 4.

     James N. Burkhalter filed two late reports on Form 4 reporting a total of four transactions. Patrick J. Duncan filed three late reports on Form 4 reporting a total of six transactions. Homer C. Osborne filed one late report on Form 4 reporting two transactions. Willard H. Pease, Jr., filed four late reports on Form 4 reporting a total of 17 transactions. James C. Ruane filed one late report on Form 4 reporting two transactions. Robert V. Timlin filed one late report on Form 4 reporting five transactions. William F. Warnick filed one late report on Form 4 reporting six transactions.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The Summary Compensation Table shows certain compensation information for services rendered in all capacities during each of the last three fiscal years by the Chief Executive Officer. No executive officer's salary and bonus for fiscal year 1995 exceeded $100,000. The following information for the Chief Executive Officer includes the dollar value of base salary, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                           Summary Compensation Table
                                                                                                    Long Term
                                                                                                  Compensation
                                                          Annual Compensation                        Awards
                                             --------------------------------------------        -------------
                                                                            Other Annual           Number of         All Other
Name and Principal                           Salary             Bonus       Compensation            Options        Compensation
Position at 12/31/94           Year            ($)              ($)(1)          ($)                 Granted           ($)(1)
- --------------------           ----          --------         ---------     -------------         ------------     ------------


Willard H. Pease, Jr. .........1995 ......... 75,000              0              0                  139,600              0
  President and Chief          1994 ......... 75,000              0              0                     --                0
  Executive Officer            1993 ......... 75,000              0              0                   62,000              0

- -----------------------

     (1) No bonuses have been paid to Mr. Pease. In addition, no amounts have been shown as Other Annual Compensation because the aggregate incremental cost to the Company of personal benefits provided to Mr. Pease did not exceed the lesser of $50,000 or 10% of their annual salary and bonus in any given year.

                      Option Grants in the Last Fiscal Year

     Set forth below is information relating to grants of stock options to the Chief Executive Officer pursuant to the Company's Stock Option Plans during the fiscal year ended December 31, 1995.

                                                                                   Individual Grants
                                                         --------------------------------------------------------------------------
                                                                                     % of Total
                                                                                     Options SARs
                                                                                      Granted to
                                                             Options/                 Employees      Exercise or Base   Expiration
Name                                                      SARs Granted (#)           Fiscal Year      Price ($/Sh)(3)      Date
- ----                                                      ---------------            ------------    ----------------   -----------


Willard H. Pease, Jr ............................              99,600(1)                22.9%            $   0.83         05/15/00
 President and Chief                                           40,000(2)                 9.2%            $   0.70         06/15/00
 Executive Officer

- -------------------

(1)  These options became exercisable on November 16, 1995.
(2)  These options became exercisable on December 16, 1995.
(3) The exercise price for all options listed above was 100% of the market-price of the Common Stock on the date of grant of the options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values

     Set forth below is information with respect to the unexercised options to purchase the Company's Common Stock held by Mr. Pease at December 31, 1995. No options were exercised during fiscal 1995.

                                                                                      Value of Unexercised
                                              Number of Unexercised                    In-the-Money Options
                                              Options at FY-End (#)                     at FY-End ($)(1)(2)
                                      -----------------------------------       ----------------------------------
Name                                  Exercisable          Unexercisable        Exercisable          Unexercisable
- ----                                  -----------          -------------        -----------          -------------

Willard H. Pease, Jr. ...............   139,600                -0-                 -0-                   -0-
- -----------------

(1)  Mr. Pease did not exercise any options during 1995.
(2) None of the exercisable options held by Mr. Pease were in-the-money at December 31, 1995.

Report of the Board of Directors on Option Repricing

     In May 1995, the Board of Directors cancelled certain outstanding options to purchase 224,000 shares of Common Stock which had been issued between 1990 and 1993 under the Company's 1990 and 1993 Option Plans, including options for 83,000 shares held by Mr. Pease as follows:


                                          Number of        Option Exercise
      Year Granted                         Options         Price Per Share
      ------------                        ---------        ---------------
          1990.................             4,000                $5.844
          1991.................             8 000                $7.906
          1991.................             4,000                $7.906
          1992.................             5,000                $3.781
          1993.................            44,000                $2.94
          1993.................            18,000                $2.94
                                           ------
                                           83,000
                                           ======

     The exercise prices of the options cancelled represented the market price of the Common Stock on the date of grant. However, since 1993, the Company's equity capitalization changed significantly due to a reverse stock split, a public sale of convertible Preferred Stock, conversion of a portion of the Preferred Stock, issuance of additional common stock in private placements and substantial operating losses. The Common Stock outstanding increased from approximately 994,000 shares at December 31, 1993 to approximately 7,000,000 shares by June 1995. The market price for the Company's Common Stock decreased during the period and traded between a low of $0.625 bid and a high of $0.96875 bid during the second fiscal quarter of 1995. Accordingly, the Board of Directors cancelled the options because the directors believed that the old options no longer constituted an incentive to the optionees and that new options better reflected the capitalization of the Company and the then-current market conditions. Concurrently with the cancellations, the Company granted new repriced options, including the following options to Mr. Pease:

                                      Option Exercise
          Number of Options           Price Per Share         Expiration
          -----------------           ---------------         ----------

               99,600                      $0.83                 2003

     On the date of grant of the new options in 1995, the reported market price of the Common Stock was $0.83 per share.

     Submitted by the Board of Directors:

            Robert V. Timlin                       J. N. Burkhalter
            Homer C. Osborne                       James C. Ruane
            Willard H. Pease, Jr.                  Patrick J. Duncan
                                William F. Warnick

Compensation of Directors

     Directors who are employees do not receive additional compensation for service as directors. Other directors each receive $350 per meeting attended and $50 per meeting conducted via telephone conference. Directors may elect to receive the compensation either in cash or stock.

Employment Contract with a Director

     The Company has entered into an employment agreement with Willard H. Pease, Jr., the Company's President, Chief Executive Officer and Chairman of the Board of Directors. The employment agreement may be terminated by the Company without cause on 30 days notice provided that the Company continues to pay the salary of Mr. Pease for 36 months. The salary must be paid in a lump sum if the termination occurs after a change in control of the Company as defined in the employment agreement. Mr. Pease may terminate the employment agreement on 90 days written notice. The base salary of Mr. Pease under the employment agreement is $75,000 per year.
                                     - 12 -

                                  PROPOSAL TWO

             PROPOSAL TO AMEND THE CERTIFICATE OF DESIGNATION OF THE
            SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK TO CHANGE
         THE EVENT WHICH TRIGGERS AUTOMATIC CONVERSION OF THE PREFERRED
               STOCK, TO LOWER THE CONVERSION RATE FOR CONVERSION
              OF PREFERRED STOCK AND TO STATE THE ACTUAL EXERCISE
                   PRICE OF THE WARRANTS INSTEAD OF A FORMULA

COMMON STOCK AND PREFERRED STOCK BOTH VOTE

     The Board of Directors of the Company has adopted a resolution recommending that stockholders approve amendments to the Certificate of Designation of the Series A Cumulative Convertible Preferred Stock of the Company which would change the event which triggers the automatic conversion of Preferred Stock, lower the price per share for conversion of Preferred Stock from $4.00 to $2.50, with the result that the holders of Preferred Stock will receive a greater number of shares of Common Stock upon any conversion of Preferred Stock than they would have received without adoption of the proposed amendment, and state the exercise price of the Warrants instead of a formula which determined the price.

     Sections 6.1 and 6.2 of the Certificate would be amended to read as follows:

               "6.1  Automatic Conversion. If at any time after the issuance of the Series A Preferred Stock, the last reported sales price for the Company's $.10 par value Common Stock as reported on the NASDAQ System (or the closing price as reported on any national securities exchange on which the Common Stock is then listed), shall, for a period of five (5) consecutive trading days, equal or exceed $2.50 per share, then, effective as of the close of business on the fifth such trading day, all shares of Series A Preferred Stock then outstanding and all accrued and undeclared dividends thereon shall immediately and automatically without further notice be converted into shares of Common Stock and Warrants to purchase Common Stock ("Warrants") with the same effect and the same result as if an optional conversion occurred as described in this Section 6."

                    "6.2 Optional  Conversion.  Each share of Series A Preferred
               Stock and all accrued and undeclared dividends thereon shall be convertible at any time after the initial issuance of the Series A Preferred Stock and prior to the Redemption Date into the number of shares of Common Stock calculated using a price of $2.50 per share (the "Common Stock Price") based upon the following formula:

                         (Issue price [$10.00] plus accumulated  undeclared
                    dividends plus undeclared dividends which would otherwise become due at the next Dividend Due Date) divided by the Common Stock Price equals Number of Shares Received Upon Conversion ("Conversion Price")

                    In addition, if such conversion occurs prior to the close of business five years from August 13, 1993, the Effective Date of the Public Offering, the Company shall issue to each holder of Series A Preferred Stock the same number of Warrants to purchase Common Stock upon conversion, without any further payment. Each Warrant will be exercisable to purchase one share of Common Stock at a price, subject to adjustments described therein (hereafter the "Exercise Price") of $5.00 per share of Common Stock through December 31, 1996 and $6.00 per share thereafter for the life of the Warrant, August 13, 1998. If the Preferred Stock has been called for redemption, the conversion right shall terminate at the close of business on the last business day prior to the date fixed for redemption (unless the Company defaults in the payment of the redemption price). The Warrants shall be exercisable and shall have such other terms and conditions as shall be described in a Warrant Agency Agreement relative to the Warrants, between the Company and the Warrant Agent designated therein. The Warrants and the Warrant Agency Agreement shall be substantially in the form filed as an exhibit to the Registration Statement except as amended to conform to the terms hereof."

     The amendment of Sections 6.1 and 6.2 of the Designation will affect the rights and preferences of the Preferred Stock in a number of ways, as is more fully described below. The Company believes that the new conversion provisions will be a benefit to the holders of Preferred Stock. Under the amendments, holders of Preferred Stock would receive more shares of Common Stock and warrants than under present conversion rights, because, upon conversion, they would receive four shares of Common Stock for each share of Preferred Stock (liquidation preference of $10.00) instead of two and one-half shares. Upon conversion, they will continue to receive all accrued and unpaid dividends, in cash or Common Stock, through the date of conversion. Following conversion, however, former holders of Preferred Stock will no longer have the right to receive dividends or a liquidation preference. AS OF JUNE 14, 1996, THE MARKET PRICE OF THE COMMON STOCK WAS $1.44. IF THE AMENDMENTS ARE APPROVED, NO AUTOMATIC CONVERSION WILL OCCUR UNTIL SUCH TIME, IF AT ALL, THAT THE MARKET PRICE OF THE COMMON STOCK EQUALS OR EXCEEDS $2.50 PER SHARE. THE COMPANY IS UNABLE TO GIVE ANY ASSURANCE WHETHER THE PRICE OF THE COMMON STOCK WILL EVER EQUAL OR EXCEED $2.50 PER SHARE. Holders of Preferred Stock should carefully consider the following factors before making a voting decision.

          (i) Effect on Automatic Conversion. The amendment to Section 6.1 of the Designation provides that the reported market price of Common Stock, rather then Preferred Stock, will determine when the Preferred Stock is to be automatically converted to Common Stock and reduces both the price (from $13.00 per share of Preferred Stock to $2.50 per share of Common Stock) and the number of days (from 10 to 5) for which the Company's Common Stock must trade at the price before the Preferred Stock will be automatically converted. The effect is to make it more likely that Preferred Stock will be automatically converted because the trigger would be linked to a class of stock with larger market volume, lower price and a greater likelihood of reaching and maintaining the triggering conversion price. No automatic conversion will occur upon the approval of amendments because the Company's Common Stock, as of the date of this Proxy Statement, is less than $2.50 per share. Automatic conversion will not occur unless and until the price of the Common Stock equals or exceeds $2.50 per share, if ever.

          (ii) Effect on Conversion Ratio. As of the date of this Proxy Statement, prior to the amendments, each share of Preferred Stock, plus all unpaid dividends accrued and declared through the end of the quarter in which the conversion occurs, is convertible into Common Stock and Warrants, whether automatically or at the option of the stockholder, at the rate of 2.9375 shares of Common Stock and Warrants for each share of Preferred Stock. The number of shares and Warrants is determined by dividing the total of the liquidation preference ($10.00 per share of Preferred Stock), plus unpaid accrued and declared dividends (currently $1.75 per share) by $4.00, the price presently set forth in Section 6.2 of the Certificate, as follows:

     $11.75 divided by $4.00 equals 2.9375 shares of Common Stock and Warrants for a total of 595,396 shares of Common Stock and Warrants

     Upon approval of the amendments, holders of Preferred Stock would receive more shares of Common Stock upon conversion, because each share of Preferred Stock would be convertible into 4.7 shares of Common Stock and Warrants, again determined by dividing the total of the liquidation preference ($10.00 per share of Preferred Stock) plus unpaid accrued and declared dividends (currently $1.75 per share) by the price of $2.50 proposed to be included in Section 6.2, as follows:

     $1.75 divided by $2.50 equals 4.7 shares of Common Stock and Warrants for a total of 952,633 shares of Common Stock and Warrants

     As of the date of this Proxy Statement, there were six quarters of unpaid dividends totaling $1.50 per share, plus dividends of $0.25 per share which accrue through the end of the current quarter ending June 30, 1996. If the amendments are approved, until conversion, dividends will continue to accumulate at the rate of $1.00 annually ($0.25 per quarter) per share. If automatic or optional conversion occurs prior to close of business on August 13, 1998, each holder will receive, in addition to shares of Common Stock, Warrants to purchase an equal number of shares of Common Stock. This does not represent any change from current conversion rights.

          (iii) Effect on Liquidation Rights. Holders of Preferred Stock whose shares of Preferred Stock are converted into Common Stock will lose their liquidation preference of $10.00 per share of Preferred Stock, plus future accrued and unpaid dividends, in the event of dissolution, liquidation or winding up of the Company. Holders of Common Stock are not entitled to any preferential payments upon such event, but may participate in any other distributions of assets by the Company following preferential payments to holders of Preferred Stock. This does not represent any change from current rights. However, approval of the amendments may cause the Preferred Stock to automatically convert into Common Stock sooner than it would have under the current provisions of Section 6.1.

          (iv) Effect on Payment of Dividends. Following conversion of Preferred Stock into Common Stock, holders of Preferred Stock will no longer be entitled to receive or have accrued any preferential dividends but shall only be entitled to participate in dividends, if any, declared by the Board of Directors on the Company's shares of Common Stock. To date, the Company has not declared any dividends on its Common Stock, and is prohibited by its agreement with its bank lender to pay any such dividends without the consent of the lender. Holders of Preferred Stock will continue to accrue dividends until such time as the Preferred Stock is converted or redeemed. However, automatic conversion may truncate, or shorten, the period of time over which Preferred Stock would accrue dividends because automatic conversion would most likely occur, if at all, sooner under the terms of the amendments than under the present terms.

          (v) Voting Rights. Currently, the holders of Preferred Stock have no voting rights except as specially prescribed in the Designation or as otherwise required by law. Currently, the holders of Preferred Stock have the right to elect two directors of the Company because dividends on the Preferred Stock have not been paid for at least six quarters. See "Election of Directors." At such time, if ever, that the Preferred Stock is converted into Common Stock, or, if not converted, the Company has otherwise paid all outstanding accrued and unpaid dividends, the right to elect directors shall be terminated immediately. Concurrently, the terms of any directors elected by the holders of Preferred Stock will terminate. The amendments to the Designation do not affect the voting rights of the holders of Preferred Stock except that the holders of Preferred Stock will no longer have such rights if Preferred Stock is converted into Ccommon Stock.

          (vi) Effect on Antidilution Protections. The amendments will have no effect on the antidilution protections of the Designation. The Conversion Price will continue to be adjustable for certain events, including stock splits and subdivisions, combination or consolidations of Common Stock, mergers, reorganizations and dividends and distributions on the Common Stock.

     Upon adoption of the amendments to the Designation, each share of Preferred Stock would convert into one and one-half more shares of Common Stock and Warrants than they would have converted currently. Dividends which are accrued and unpaid on the date of conversion would also be converted into Common Stock and Warrants, as is currently provided. There are currently 202,688 shares of Preferred Stock issued and outstanding. As of the date of this Proxy Statement, before amending the Designation, the Preferred Shares are convertible into 595,396 shares of Common Stock and Warrants to purchase an equal number of shares of Common Stock (including accrued and unpaid dividends). Following the approval of the amendments, the shares of Preferred Stock would be convertible into 952,633 shares of Common Stock and Warrants, as of the date of this Proxy Statement (including accrued and unpaid dividends). Each Warrant would be exercisable for one share of Common Stock at $5.00 per share through December 31, 1996 and at $6.00 per share through August 13, 1996.

     Comparison of Recent Prices For Common Stock. Section 6.1 of the Designation currently provides that the Preferred Stock is automatically convertible when the last reported sales price for the Company's Preferred Stock as reported on the NASDAQ System equals or exceeds, for a period of 10 consecutive trading days, $13.00 per share. The proposed amendment will revise
Section 6.1 so that it is the trading price of the Common Stock which triggers the automatic conversion, and that the price will be $2.50 per share, a lower equivalent price than is presently in effect. As a result it is more likely that the Preferred Stock would automatically convert into Common Stock. The following table shows the range of high and low bid quotations for Common Stock each quarterly period ended since January 1, 1994 as reported by the National Association of Securities Dealers, Inc. Automated Quotation System. Such quotations represent prices between dealers and do not include retail markups, markdowns, or commissions and do not necessarily represent actual transactions.

                                                     Bid Prices
                                       ------------------------------------
                                          Common Stock     Preferred Stock
                                       -----------------   ----------------
Quarter Ended                          High        Low      High       Low
- -------------                          ----       -----     ----      -----
March 31 - May 25, 1996 ............   1 1/2      1 5/64    6 3/8     4 1/4
March 31, 1996 .....................   1 3/8      19/32     5         3 1/2

December 31, 1995 ..................    9/16      13/32     4 5/8     3/7/8
September 30, 1995 .................     7/8        1/2     4 5/8     4 5/8
June 30, 1995 ......................   31/32        5/8     5 7/8     4 3/4
March 31, 1995 .....................   1 3/4      23/32     5 7/8     3 5/8

December 31, 1994 ..................   3 5/8      1 5/8     8 1/2     4 3/4
September 30, 1994 .................   3          1 3/4     8 1/2     6 7/8
June 30, 1994 ......................   2 3/8      2         8 3/8     7
March 31, 1994 .....................   2 3/8      1 7/8     8 1/2     7 1/2


     In December 1994, the Company's Board of Directors voted not to declare the quarterly cash dividend to holders of the Preferred Stock and in March 1995, the Board voted to suspend the payment of any future Preferred Stock dividends indefinitely. Further, in January 1995, the Company extended a tender offer to the holders of Preferred Stock to convert their shares. On February 28, 1995, the Company completed the tender offer whereby holders of the Company's Preferred Stock converted 930,492 shares of the Preferred Stock into 4,200,716 shares of the Company's Common Stock and Warrants to purchase 2,450,417 shares of Common Stock. The Company's Common Stock price has not traded above $1.75 since the first quarter of the 1995 fiscal year and has not traded at or above $2.50 since the last quarter of the 1994 fiscal year. As of June 14, 1996, the closing price of the Company's Common Stock was $1.44. The Company is unable to predict when or if the trading price of the Common Stock will equal or exceed $2.50 and accordingly is unable to anticipate when, if ever, the automatic conversion provisions of Section 6.1 would be triggered.

     In view of the 955,092 shares of Preferred Stock converted as of June 14, 1996, the Company's equity structure has substantially changed. The Preferred Stock has become a minority interest in the Company's capitalization representing only approximately a 22% interest in the Company's net assets through the value of the liquidation preference, and holders of Preferred Stock have no further right to participate in any distribution of assets after payment of the liquidation preference. With only 202,688 shares of Preferred Stock outstanding as of the Record Date, there is very little trading activity in the market and the Company cannot ascertain that a market for the Preferred Stock will continue or that the Preferred Stock will continue to be listed or traded on a national exchange, or over-the-counter on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or otherwise. In addition, the Company has suspended indefinitely the payment of dividends on the Preferred Stock and at this time is uncertain when, if ever, the payment of dividends will be reinstated. As of the Record Date, the amount of unpaid accrued dividends is $1.50 per share, or $304,032. Through June 30, 1996, the amount will be $354,704, or $1.75 per share.

     There has been, however, greater market activity for the Common Stock. Although there can be no assurance that such market will continue, the Company believes that the market for the Company's Common Stock may provide an opportunity for greater liquidity of the investment of the Preferred Stockholders if their Preferred Stock converts to Common Stock.

     Accordingly, the Board of Directors of the Company is proposing this change in the conversion terms in order to provide the holders of the Preferred Stock the opportunity to realize the liquidation value ($10.00) of the Preferred Stock in the event that the Company's Common Stock reaches a trading level of $2.50 per share, of which there is no assurance. As of June 14, 1996, the closing price of the Common Stock was $1.44. The Preferred Stock was issued in 1993 at $10.00 per share, and has not traded at greater than $8.50 per share since the first quarter of fiscal 1994. As of June 11, 1996, the latest available reported trading date for the Preferred Stock, the closing bid price of the Preferred Stock was $5.50. By amending the Certificate to link the automatic conversion to the trading price of the Common Stock instead of the Preferred Stock, the Company believes that it will entitle the stockholders to convert their Preferred Stock into a number of shares of Common Stock which would then have a market value approximating the liquidation value of the Preferred Stock. Currently, the Preferred Stock is eligible for redemption by the Company at the Company's option at a sum equal to the issue price (liquidation value) of $10.00 plus all accumulated dividends. Until redeemed or converted, the Preferred Stock will continue to accumulate dividends at the rate of $1.00 annually ($.25 per quarter). The liquidation preference of the Preferred Stock of $10.00 plus accrued unpaid dividends will continue to exist until the Preferred Stock is redeemed or converted. Because there is no mandatory redemption date, the Company is unable to predict when, if ever, it would redeem the Preferred Stock. Consequently, the Preferred Stock could continue to accrue dividends for an indefinite period of time at the rate of $1.00 per share per year. The Company believes that the increased likelihood of automatic conversion after the effectiveness of the proposed amendment would permit the holders of Preferred Stock to realize the economic benefits of their investment sooner than they would by accumulating dividends at the current rate.

     Section 6.2 has also been amended to reflect the actual exercise price of the Warrants and to insert the issue price of the Preferred Stock and certain dates, which were determined definitively when the registration statement for the Preferred Stock was declared effective in August 1993 by the Securities and Exchange Commission. Such changes do not constitute a substantive change in the rights or privileges of the Preferred Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE AMENDMENT. EACH MEMBER OF THE BOARD OF DIRECTORS INTENDS TO VOTE HIS SHARES IN FAVOR OF THE APPROVAL OF THE AMENDMENT. In order to be approved, the amendment to the Certificate must receive the affirmative vote of a majority of the outstanding shares of the Company's Common Stock and two-thirds of the outstanding shares of the Company's Preferred Stock. Abstentions and broker non-votes will have the effect of a negative vote against the Amendment.

                                 PROPOSAL THREE

              PROPOSAL TO ADOPT THE 1996 EMPLOYEE STOCK OPTION PLAN

TO BE VOTED ON ONLY BY HOLDERS OF COMMON STOCK

     Purpose. Effective March 9, 1996, the Board of Directors of the Company adopted the Company's 1996 Employee Stock Option Plan (hereafter the "Plan"). The purpose of the Plan as amended is to secure and retain employees responsible for the success of the Company, to motivate such persons to exert their best efforts on behalf of the Company, to encourage stock ownership and to provide such persons with proprietary interests in, and a greater concern for, the welfare of, and an incentive to continue service with, the Company. By encouraging the employees of the Company to become owners of shares, the Company is seeking to motivate, retain and attract employees whose efforts and loyalty have contributed and will contribute to the growth and profitability of the Company. Both incentive and nonstatutory stock options may be granted under the Plan. The following summary of the Plan is qualified by reference to the Plan, copies of which may be obtained from the Company and which will also be available for inspection at the Meeting.

     Administration. Under the terms of the Plan, the Company may grant options to purchase up to 350,000 shares of the Company's Common Stock to eligible employees. The Plan provides that it shall be administered by an Option Committee chosen by the Board of Directors of the Company (the "Committee"). The Committee will be the Compensation Committee of the Board of Directors, appointed by the Board of Directors, and will consist of at least two persons who are not, and have not been, during the preceding twelve (12) months, employees of the Company.

     Eligibility. Key employees of the Company and its subsidiaries, including officers of the Company and its subsidiaries who are also employees, who are from time to time responsible for the management, growth or success of the business of the Company, shall be eligible to receive grants of stock options under the Plan. The persons who may receive options under the Plan will be selected by the Committee. As of the date hereof, there are approximately 10 persons eligible for participation in the Plan.

     Adjustments and Other Provisions. The Plan provides for an adjustment in the number of shares reserved and in the exercise prices if there is a stock dividend, split up, subdivision or combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is a surviving corporation. In the event of dissolution or liquidation of the Company, or a merger, consolidation, sale of all or substantially all of its assets, corporate reorganization or similar occurrence, in which the Company is not a surviving corporation and the holders of Common Stock receive securities of another corporation, the options terminate as of the effective date of such event and after notice and an opportunity to exercise any unexpired option in whole or in part, then any unexercised option will terminate.

     Stock Option Terms. The Committee will determine the time or times when any option granted becomes exercisable, the period within which it becomes exercisable and the price per share at which the option is exercisable, provided, however, that no option may be exercised for six (6) months following the date of grant, no option will be exercisable for more than 10 years after it is granted and the exercise price must be at least 100% of the fair market value of the Company's Common Stock on the date of the grant. As of June 14, 1996, the closing sale price of the Company's Common Stock as quoted on NASDAQ was $1.44.

     If an optionee owns shares possessing more than 10% of the voting power of all classes of the Company's outstanding stock, the Committee may grant an option to such employee only if the exercise price of the option is at least 110% of the fair market value of the Common Stock on the day of the grant. The Plan provides that the fair market value shall be the closing price of the Common Stock as reported by the Wall Street Journal on the day the fair market value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported; or if the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the fair market value shall be the average of the last reported highest bid and the lowest asked prices quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the day the fair market value is determined. If no market exists, the Committee shall determine the fair market value. An option granted to any employee owning shares possessing more than 10% of the voting power of all classes of the Company's outstanding stock may not be exercised for longer than five years from the date of the grant. Any number of options may be granted to an employee so long as the fair market value of the shares on the date of grant which vest for the first time during any one calendar year does not exceed $100,000.

     Payment for shares purchased upon exercise of any option must be in full and in cash at the time the option is exercised unless the Committee authorizes payment by exchange of the Company's shares owned by the optionee by promissory note in conformance with applicable regulations if permitted by governing law. No option may be transferred except by will or by the laws of descent and distribution and if, during the optionee's lifetime, the person holding the option is terminated for any reason other than death, retirement or disability, the option will be terminated three months after the date the optionee's employment terminates. Options held by employees who die or are disabled may be exercised within one year following death or disability and options held by employees who retire may be exercised within three months after retirement, in all cases provided the options were otherwise exercisable on the date of death, disability or retirement.

     Amendments and Discontinuance. The Board of Directors may amend, alter or discontinue the Plan in any respect provided the action does not impair the rights of any optionee under any options previously granted, without consent of the optionee, and, provided stockholder approval is obtained, to (i) increase the number of shares reserved under the Plan (except for certain adjustments described above), (ii) reduce the minimum option price, and (iii) alter the class of eligible persons or terms of eligibility.

     Tax Effects. Under Sections 421(a) and 422 of the Internal Revenue Code of 1986 ("Code"), as amended, the grant or exercise of incentive options under the Plan will not result in income taxable to the optionee or in a business expense deductible by the Company. Upon a later sale of the shares received on exercise of an incentive option, the optionee will realize capital gain or loss, so long as the optionee satisfies the minimum holding period requirements under the Plan and the Code.

     If an optionee disposes of shares acquired from the exercise of an option under the Plan prior to the expiration of the statutory holding period ("disqualifying disposition") or if the option is a nonstatutory option, such optionee will be required to recognize as compensation taxable as ordinary income the difference between the exercise price and the fair market value on the date of exercise as well as the amount realized on any disposition of the shares in excess of the option exercise price paid by the optionee. The Company will be entitled to a deduction equal to the amount that the optionee is required to include in income in the Company's taxable year which falls within the end of the participating employee's taxable year when the disqualifying disposition occurs.

     The  current   maximum  rate  for  long-term   capital  gains  realized  by
noncorporate taxpayers is less than the current maximum rate on ordinary income.

     The amount by which the fair market value of the Company's Common Stock exceeds the exercise price of an incentive option on the date of exercise will be considered a tax preference item for the optionee and may be subject to the alternative minimum tax under Section 55 of the Code in the year the option is exercised.

     The above summary of the tax effects of options granted or exercised under the Plan is based on an interpretation of the laws and regulations currently in effect. Changes in these laws and regulations or their construction may modify the projected tax effects of options granted or exercised under the Plan.

     Persons exercising options granted under the Plan will not be able to sell or otherwise distribute the shares issued upon exercise except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from the registration requirements of the Act. Certificates evidencing shares purchased pursuant to the Plan will bear a restrictive legend until registered under the Act. The Company intends to register all shares underlying the option authorized under the Plan if the Plan is approved by the stockholders.

     Nontransferability. Options granted under the Plan are nontransferable other than by will or by the laws of descent and distribution.

     Indemnification. The Board of Directors and the members of the Committee are entitled to indemnification by the Company against reasonable expenses, including attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan or shares purchased pursuant to the exercise of options under the Plan, so long as a member of the Committee or Board of Directors is not determined in any action, suit or proceeding to be liable for gross negligence, fraud or willful misconduct in the performance of his duties.

     The Board of Directors has not determined any benefits or amounts that will be received by or allocated to officers of the Company should the Plan be approved by the stockholders. The Plan is intended to conform with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act"), which among other things, requires shareholder approval of the Plan. A plan which complies with Rule 16b-3 permits officers and directors to participate in employer benefit plans without violating the "short-swing profit" provisions which prohibit purchases and sales within any six month period of each other." Rule 16b-3 accomplishes this by exempting from the definition of purchases and sales a transaction by an officer or director made in compliance with the Rule. Grants of options under the Plan will be exempt if the Plan is approved by the stockholders. If the Plan is not approved, the Company may issue options under the Plan but they will not be exempt transactions. Consequently, it would be more difficult for option holders to exercise the options and sell the stock received upon exercise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN AND EACH MEMBER OF THE BOARD OF DIRECTORS INTENDS TO VOTE HIS SHARE IN FAVOR OF APPROVAL OF THE PLAN. The affirmative vote of the holders of at least a majority of all the shares of Common Stock in attendance at the Annual Meeting of Stockholders, either in person or by proxy, is required to approve the Plan. Abstentions and broker non-votes will have the effect of a negative vote on the proposal.

                              CERTAIN TRANSACTIONS

     From time to time in the past, various officers and directors of the Company and their affiliates have participated in the drilling of oil and gas wells, drilled and operated by the Company. All such persons and entities have taken working interests in the wells and have paid the drilling, completion and related costs of the wells on the same basis as the Company and all other working interest owners. On the occasions of such participation the Company retained the maximum interest in the wells that it could justify, given its cash availability and the risk involved.

     In May 1995, James C. Ruane, a director of the Company, purchased 66,667 shares of Common Stock and 33,334 warrants to purchase shares of Common Stock for $50,000 on the same terms as other nonaffiliated purchasers.

     At December 31, 1995, the Company owed certain affiliates of Willard H. Pease, Jr. $116,717 plus $26,539 in accrued interest for oil and gas revenue attributable to interests in wells operated by the Company that are owned by the individuals and related entities. Of such amount $2,877 was incurred in 1994, $4,603 was incurred in 1993, $20,992 was incurred in 1992, $85,518 was incurred in 1991 and $2,728 was incurred in 1990. At December 31, 1995, the Company also owed $60,000 to Willard H. Pease, Jr. This loan is unsecured, bears interest at 8% per annum and is due January 1997.

     Until June 1993, Willard H. Pease, Jr. owned an oil well servicing business, Grand Junction Well Services, Inc. ("GJWS"), which operated a workover and completion rig. In June 1993, the Company acquired GJWS from Mr. Pease by merging GJWS into a newly-formed subsidiary corporation, Rocky Mountain Well Services, Inc. In the merger, the Company issued 46,667 shares of its Common Stock and the Company's 6% secured convertible promissory note in the principal amount of $175,000 to Mr. Pease for a total value of $350,000, the estimated fair market value of GJWS assets and business. The note is payable in three annual principal installments of $45,000 on October 1, 1994, $65,000 on April 1, 1995 and $65,000 on April 1, 1996. The October 1, 1994 principal payment of $45,000 has been paid and the remaining installments have been extended to October 1, 1997 and October 1, 1998, respectively. The unpaid principal portion of $130,000 is convertible at the election of Mr. Pease into Common Stock at $5.00 per share. The transaction was approved unanimously by the disinterested directors of the Company. Mr. Pease remained a guarantor of GJWS debt owed to a bank, which totalled $37,000 on the date of acquisition. As a result of the transaction, the obligation of the Company to GJWS, totaling approximately $188,000 at March 31, 1993, was eliminated, reducing the Company's obligation to Mr. Pease and affiliates by approximately $13,000.

     In August 1994, Willard H. Pease, Jr. and entities affiliated with Mr. Pease, exchanged promissory notes with an aggregate principal balance of $150,000 for $150,000 principal amount of 12% Convertible Unsecured Promissory Notes ("Notes"). The Notes were automatically converted by their terms into 93,750 shares of the Company's Common Stock on September 30, 1994. The Notes and the conversion thereof were on the same terms as the Company's 12% Convertible Unsecured Promissory Notes ("Private Notes") that the Company sold in a private offering during August and September, 1994. An entity affiliated with Mr. Pease also purchased on the same terms as other unaffiliated purchasers $50,000 principal amount of the Private Notes. These Private Notes were automatically converted by their terms into 31,250 shares of the Company's Common Stock on September 30, 1994.

     In August 1994, Patrick J. Duncan, the Chief Financial Officer and Corporate Secretary of the Company, purchased $25,000 of the Private Notes on the same terms as other nonaffiliated purchasers. Mr. Duncan's Private Notes were automatically converted by their terms into 15,625 shares of the Company's Common Stock on September 30, 1994.

     All existing loans or similar advances to, and transactions with, officers and their affiliates were approved or ratified by the independent and disinterested directors. Any future material transactions with officers, directors and owners of 5% or more of the Company's outstanding Common Stock or any affiliate of any such person shall be on terms no less favorable to the Company than could be obtained from independent unaffiliated third parties and must be approved by a majority of the independent and disinterested directors.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Securities and Exchange Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 ("Annual Report") and (ii) the Company's Quarterly Report on Form 10-QSB ("Quarterly Report").

     This Proxy Statement is accompanied by the Company's Annual Report and the Company's Quarterly Report. The Company will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of such person, by first class mail or equally prompt means, copies of any other report of the Company filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. A request for such copies should be directed to Patrick J. Duncan, Corporate Secretary, at the Company's address specified at the beginning of this Proxy Statement, or by telephone at
(970) 245-5917.

     Representatives of HEIN + ASSOCIATES LLP, the Company's principal accountants, are expected to be available at the Meeting either in person or via electronic or telephone conference facilities and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of stockholders must be received by the Company on or before February 21, 1997.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that if necessary to obtain a quorum, officers and regular employees of the Company may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.

                                 OTHER BUSINESS

     The Company's Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

                                             PATRICK J. DUNCAN
                                             Corporate Secretary


Grand Junction, Colorado
June 21, 1996